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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-56596 of Washington Mutual Finance Corporation on Form S-3 of our report dated January 16, 2001, appearing in the Annual Report on Form 10-K of Washington Mutual Finance Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


Deloitte & Touche LLP

Tampa, Florida
May 4, 2001